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As filed with the Securities and Exchange Commission on February 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMTEK LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Industrial Zone
P.O. Box 544
Migdal Ha'Emek 23150, Israel
(972) 4-604-8100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Camtek Ltd. 2003 Share Option Plan
Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to United States Taxation
Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to Israeli Taxation
(Full title of the Plans)

Camtek USA, Inc.
301 Route 66, Building B, Second Floor
Neptune, NJ 07753
(Name and address of agent for service)

(732) 695-1333
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Richard H. Gilden Kramer Levin Naftalis & Frankel LLP 919 Third Avenue New York, New York 10022 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shiboleth, Yisraeli, Roberts, Zisman & Co. 46 Montifiore Street Tel Aviv 65201, Israel Tel: 917-3-710-3311

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Maximum Proposed Offering Price per Share(3)	Maximum Proposed Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares, NIS 0.01 par value	998,800 shares	$5.33	$5,318,610	$673.87

(1)
998,800 Ordinary Shares to be registered under the Camtek Ltd. 2003 Share Option Plan and its sub-plans.

(2)
This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant's 2003 Share Option Plan, by reason of any share dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's Ordinary Shares.

(3)
The price per share is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee on the basis of the average of the high and low selling prices per share of the Registrant's Ordinary Shares on February 24, 2004, as reported by the Nasdaq Small Cap Market.

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

            (a)   The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 filed with the Commission on June 30, 2003;

            (b)   The Registrant's Reports of Foreign Issuer on Form 6-K filed with the Commission on February 7, 2003, March 24, 2003, May 19, 2003, August 18, 2003, July 1, 2003, July 21, 2003, August 5, 2003, November 18, 2003, December 29, 2003, January 12, 2004, February 11, 2004 and February 19, 2004; and

            (c)   The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on July 21, 2000.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities

          Not Applicable.

Item 5.    Interests of Named Experts and Counsel

          Not Applicable.

Item 6.    Indemnification of Directors and Officers

        The Registrant's Articles provide that, subject to the provisions of the Israeli Companies Law, the Registrant may:

  (1)
  Obtain insurance for its office holders covering liability for any act performed in their respective capacities as an office holder with respect to:

    •
    A violation of the duty care to the Registrant or to another person;

    •
    A breach of fiduciary duty, provided that the office holder acted in good faith and had reasonable grounds to assume that the act would not cause the Registrant harm; and

    •
    A monetary liability imposed on an officer holder for the benefit of another person.

  (2)
  Undertake to indemnify its officer holders, or indemnify an office holder retroactively for a liability imposed or approved by a court and for reasonable legal fees incurred by the office holder in his or her capacity as an office holder, in proceedings instituted against the office holder by the Registrant, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for a crime that does not require proof of criminal intent. An advance undertaking to indemnify an office holder must be limited to categories of events that can be reasonably foreseen, and to an amount which is reasonable under the circumstances, as determined by the board of directors.

        The Registrant may exempt, in advance, an office holder from all or part of his or her responsibility for damages occurring as a result of a breach of his or her duty of care. The Registrant may also approve an action taken by the office holder, even if performed in breach of his or her fiduciary duty, if the office holder was acting in good faith, the action does not adversely affect the Registrant and the office holder has revealed to the Registrant's board his or her personal interest in the action.

        Notwithstanding the foregoing, the Registrant may not insure, indemnify or exempt an office holder for any breach of his or her fiduciary duty, or for a violation of his or her duty of care (1) if the act was committed recklessly or with intent, (2) if the act was committed with the intent to realize improper personal gain, or (3) for any fine imposed on the office holder, except as provided above.

        As required under Israeli law, the Registrant's Audit Committee, board of directors and shareholders have approved the indemnification and insurance of our office holders, as well as the resolutions necessary both to exempt its office holders in advance from any liability for damages arising from a breach of their duty of care to the Registrant, and to provide them with the indemnification undertakings and insurance coverage they have received from the Registrant in accordance with the Registrant's Articles.

Item 7.    Exemption from Registration Claimed

          Not Applicable.

Item 8.    Exhibits

Exhibit Number	Description
4.0
Reference is made to the Registrant's Registration Statement No. 000-30664 on Form 8-A, together with the exhibits thereto, which are incorporated by reference herein pursuant to Item 3(c) to this Registration Statement.
5.0	Opinion of Shiboleth, Yisraeli, Roberts, Zisman & Co.
10.1	Camtek Ltd. 2003 Share Option Plan.
10.2	Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to United States Taxation.
10.3	Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to Israeli Taxation.
23.1	Consent of Shiboleth, Yisraeli, Roberts, Zisman & Co. (contained in their opinion constituting Exhibit 5.0).
23.2	Consent of Eisner LLP, an independent member of Baker Tilly International, and Goldstein Sabo Tevet CPA.
24.1	Power of Attorney (included in signature page).

Item 9.    Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus of any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

        which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (b)
  The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

    Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Migdal Ha'Emek, Israel on this 25 day of February, 2004.

CAMTEK LTD.
By:	/s/ RAFI AMIT Rafi Amit Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below, does hereby constitute and appoint Rafi Amit and Yotam Stern and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them acting alone, determine may be necessary or advisable or required to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that any or all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned have executed this power of attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAFI AMIT Rafi Amit	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	February 25, 2004
/s/ MOSHE AMIT Moshe Amit	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	February 25, 2004
/s/ YOTAM STERN Yotam Stern	Executive Vice President, Business and Strategy and Director	February 25, 2004

/s/ MEIR BEN-SHOSHAN Meir Ben-Shoshan	Director	February 25, 2004
/s/ HAIM HOROWITZ Haim Horowitz	Director	February 25, 2004
/s/ ERAN BENDOLY Eran Bendoly	Director	February 25, 2004
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Camtek USA, Inc. 301 Route 66, Building B, Second Floor Neptune, NJ 07753
/s/ YOTAM STERN Yotam Stern	Director	February 25, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.0	Reference is made to the Registrant's Registration Statement No. 000-30664 on Form 8-A, together with the exhibits thereto, which are incorporated by reference herein pursuant to Item 3(c) to this Registration Statement.
5.0	Opinion of Shiboleth, Yisraeli, Roberts, Zisman & Co.
10.1	Camtek Ltd. 2003 Share Option Plan.
10.2	Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to United States Taxation.
10.3	Camtek Ltd. 2003 Share Option Plan—Sub-Plan for Grantees Subject to Israeli Taxation.
23.1	Consent of Shiboleth, Yisraeli, Roberts, Zisman & Co. (contained in their opinion constituting Exhibit 5.0).
23.2	Consent of Eisner LLP, an independent member of Baker Tilly International, and Goldstein Sabo Tevet CPA.
24.1	Power of Attorney (included in signature page).

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CALCULATION OF REGISTRATION FEE
PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX